UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2006

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 1, 2006 Emisphere Technologies, Inc.("Emisphere") announced that Novartis Pharma AG ("Novartis") has notified Emisphere that Novartis will initiate the development of an oral human growth hormone (rhGH) product using Emisphere's eligen® delivery technology. Pursuant to the terms of a license agreement executed by Emisphere and Novartis on September 23, 2004, Emisphere is entitled to a $5 million development commencement milestone payment as a result of the Novartis decision to proceed with product development. Novartis notified Emisphere that it had initiated a multidose study in growth hormone-deficient adults with the oral formulation of rhGH in Q1 this year. Once finished, the results of the trial will be communicated in an appropriate and timely manner.

Emisphere is entitled to receive additional milestones and royalties from Novartis should an oral growth hormone product be commercialized using Emisphere's eligen® technology.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(c)

Exhibit 99.1 - Press Release of Emisphere Technologies, Inc. dated May 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

May 3, 2006	By:	Elliot Maza

Name: Elliot Maza
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc. dated May 1, 2006.